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                                                                 EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus pertaining to the Offering of up to 318,096 shares of common stock of Brightpoint, Inc. and to the incorporation by reference therein of our report dated January 25, 1996, with respect to the 1995 and 1994 financial statements of Brightpoint, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                       ERNST & YOUNG LLP

Indianapolis, Indiana
May 9, 1996